                                                                   EXHIBIT 10.20

                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT is entered into effective as of this 1st day of September 2000 (the "Effective Date"), by and between IMCO Management Partnership L.P., a Texas Limited partnership (the "Company"), IMCO Recycling Inc., a Delaware corporation ("IMCO") and Don V. Ingram residing at 4904 Briarwood Place, Dallas, Texas (the "Executive").

                                    WITNESS

     WHEREAS, the Company performs management and administrative services for IMCO Recycling Inc. ("IMCO") and IMCO's subsidiaries and affiliates (hereinafter IMCO and IMCO's subsidiaries and affiliates are collectively referred to as the "IMCO Group") pursuant to management services agreements (the "IMCO Engagement");

     WHEREAS, the Company has employed the Executive to devote his time, attention and energies in performing the specific duties assigned to him with respect to the IMCO Engagement and such other duties as the Company may assign him to perform;

     WHEREAS, as part of the IMCO Engagement, the Executive has been assigned the duties and elected to the position of President and Chief Executive Officer of IMCO;

     WHEREAS, the Company and IMCO consider an agreement related to the employment of the Executive to be in the best interests of the Company and vital to the IMCO Engagement;

     WHEREAS, if the Executive's employment is terminated during the Term of this Agreement, the Company also desires to retain the Executive's services in an advisory and consulting capacity and to prevent any other business competitive with IMCO, the IMCO Group or the Company from securing his services and utilizing his experience, background and expertise during the post employment period the Executive's services are retained;

     WHEREAS, the Executive considers an agreement related to his employment with the Company and the IMCO Engagement including the period during which his post employment services are retained by the Company to be in his best interests; and

     WHEREAS, the Company, IMCO and Executive desire that the Executive's employment with the Company and his service as an executive officer of IMCO be in accordance with the provisions contained in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Company, IMCO and Executive agree as follows:

                                   ARTICLE I
                                  EMPLOYMENT

     1.1  Statement of Employment.  Commencing on the Effective Date hereof, the
          -----------------------
Company and Executive agree that Executive's employment by the Company and the performance of his duties and obligations as an executive officer of IMCO is governed by and subject to the agreements, representations, terms, warranties, covenants, conditions and other provisions contained herein.

     1.2  Term.  Subject to the provisions of Articles V and IX below, this
          ----
Agreement shall commence on the Effective Date, and, shall continue for a two year period until September 1, 2002, and thereafter, the term will be automatically extended for successive periods of one year, unless prior to the end of the original two-year period (or, if applicable, any successive one-year period) the Company gives the Executive at least ninety (90) days prior written notice that the Company has decided not to extend this Agreement's term. However, if there is a Change in Control (as defined in Section 5.1(f)), an additional two (2) year period will be automatically added to the end of the term during which the Change in Control occurs to correspond to the restriction period of the grant of shares of restricted common stock of IMCO pursuant to
Section 6.7. Notwithstanding the foregoing, the Term of this Agreement (as that term is defined in Section 5.1(g)) shall not extend past that day which is the fifth (5th) anniversary date of the Effective Date; provided, that in the event that this Agreement has not sooner terminated, the Company and the Compensation Committee of the Board of Directors of IMCO will review this Agreement regarding any additional renewal thereof during that period beginning on that day which is the fourth anniversary date of the date of the Effective Date, and that date which is ninety (90) days before the fifth anniversary date of the Effective Date.

     1.3  Duties and Obligations.  The Executive agrees he must devote his best
          ----------------------
efforts and his business time and attention to the business and affairs of IMCO and the Company and that he will perform his duties as the President and Chief Executive Officer of IMCO to the reasonable satisfaction of the Board of Directors of IMCO (the "Board of Directors"). Subject to the direction of the Board of Directors, the Executive has the responsibilities and must perform such duties and exercise such power and authority as required by the Bylaws of IMCO for the position he holds with IMCO and including without limitation, performing such duties and holding such positions within the IMCO Group as assigned by the Board of Directors.

                                  ARTICLE II
                                    SALARY

     2.1  Annual Base Salary.  The Executive shall receive an annual base salary
          ------------------
from the Company with the amount established based on a determination made by the Company and approved by the Board of Directors, provided, however, the annual base salary will not be less than $525,000 per year. The annual base salary will be payable in equal semi-monthly installments (less applicable withholding) in accordance with the customary payroll practices of the Company for the payment of executives. It is expressly understood and agreed that the Executive will not be entitled to director's fees for his service on the Board of Directors or any of the boards of directors of the other companies in the IMCO Group.

     2.2  Salary Adjustments.  If the Executive's annual base salary is
          ------------------
increased at any time, it shall not thereafter be decreased during the Term of this Agreement.

                                  ARTICLE III
                        BONUSES AND INCENTIVE PAYMENTS

     3.1  Plan Bonuses and Incentive Payments.  The Executive is eligible to
          -----------------------------------
receive bonuses and other incentive payments in an amount calculated in accordance with the provisions contained in the executive incentive plans of the Company and IMCO, including IMCO's Annual Incentive Compensation Plan adopted in 1999 and the Performance Share Unit Plan adopted in 2000 or any successor plans (hereafter individually and collectively referred to as the "Incentive Plans").

     3.2  Additional Bonuses and Incentive Payments.  The Company or IMCO may,
          -----------------------------------------
in its sole and absolute discretion, grant bonuses and other incentive payments to the Executive in addition to those granted under the Incentive Plans.

                                  ARTICLE IV
                  OTHER EXECUTIVE BENEFITS AND REIMBURSEMENTS

     4.1  Benefits Plan.  The Executive is entitled to full participation as a
          -------------
senior manager in IMCO's Benefits Plan, as amended from time to time, subject to the terms and conditions of IMCO's Benefits Plan's documents governing the various plans that are included within IMCO's Benefits Plan and applicable law (hereinafter referred to as "IMCO's Benefits Plan"); provided, however, that nothing contained in this Section 4.1 will be construed to obligate IMCO or the Company to provide any benefits other than those generally provided to senior managers under the IMCO's Benefits Plan. As of the date hereof, the benefits provided to the Executive under the IMCO's Benefits Plan include: a Group Life and Accidental Death and Dismemberment Insurance Program for Senior Management, a Group Long Term Disability Insurance Program, a Section "125" Plan, a Retirement Savings Plan, a major medical plan including hospital, physicians, prescription drugs and dental benefits, an educational assistance program, a vacation policy, a relocation expense policy, a restricted duty policy, a leave of absence policy and the other benefit policies identified in IMCO's Human Resources' Manual that are generally available to senior managers. Subject to
Section 4.8 and Section 4.9 hereof, nothing contained herein shall affect the ability of the Company, IMCO or the IMCO Group, to terminate any IMCO Benefit Plan, or modify or amend the terms thereof.

     4.2  Stock Option Plans.  The Executive is entitled to receive the benefits
          ------------------
of and to participate in IMCO's 1992 Stock Option Plan, as amended from time to time, and the Annual Incentive Plan of IMCO adopted in 1996, subject to the terms and conditions that govern these plans (hereinafter collectively referred to as the "Stock Option Plans").

     4.3  Vacation.  The Executive is entitled to a fully paid annual vacation
          --------
leave of four (4) weeks in the aggregate or, if the benefits are greater, the paid vacation leave as provided for by IMCO's vacation policies that are applicable to executive officers.

     4.4  Additional Life Insurance.  The Executive is entitled to a split-
          -------------------------
dollar life insurance policy on Executive's life, which shall pay $3,000,000 upon the death of Executive to such beneficiary or beneficiaries, as Executive shall designate. The aforementioned insurance policy shall be in addition to the insurance benefits the Executive is entitled to under IMCO's Group Life and Accidental Death and Dismemberment Insurance Program and is subject to a separate agreement between the Executive and IMCO.

     4.5  Annual Physical.  The Executive shall be required to complete a
          ---------------
mandatory annual physical at the Cooper Clinic in Dallas or at a comparable facility. Final payment of the annual bonus will be subject to completion of the annual physical.

     4.6  Tax Preparation and Financial Planning.  The Executive shall be
          --------------------------------------
entitled to receive tax preparation and financial planning services to be paid by the Company in an amount not to exceed $12,000 over the Term of this Agreement.

     4.7  Expense Reimbursement.  The Executive shall be entitled to
          ---------------------
reimbursement of reasonable out of pocket expenses relating to the Company's business in accordance with policies in effect for executives generally.

     4.8  Generally.  On a basis commensurate with his position with the Company
          ---------
and in accordance with the terms of the designated plan, the Executive shall be entitled to receive such benefits and to participate fully in all other plans of life, accident, medical payment, health and disability insurance, stock options or other long-term incentive compensation awards, stock ownership, retirement, pension, perquisites and other benefit plans which generally are made available to executives of the Company or IMCO, subject to and in accordance with the terms of such plans or awards. In the event there is a Change in Control (as defined in Section 5.1(f)), the Executive's benefits and participation in incentive, savings, welfare benefit (life, accident, medical payment, health and disability insurance, etc.), fringe benefit, pension, retirement and other benefit plans after the Change in Control shall be at least equal to the benefits and participation applicable to the Executive under the Company or IMCO plans that were in effect during the 120-day period prior to the Change in Control. The Executive specifically agrees that the rights and benefits granted to the Executive in the preceding sentence of this Section 4.8 when there is a Change in Control do not apply to the Stock Option Plans or any option, performance share unit, restricted stock, share appreciation or similar plan that may be adopted after a Change in Control.

     4.9  Limitations.  Nothing in this Agreement, including the provisions
          -----------
contained in Articles V and VI hereof, shall limit in any way Executive's participation in, or termination of distributions and vested rights under, any pension, profit sharing, insurance, annual incentive plan, long-term incentive plan or other employee benefit plan of IMCO or the Company to which the Executive is entitled pursuant to the terms of such plans.

                                   ARTICLE V
                           TERMINATION OF EMPLOYMENT

     5.1  Certain Definitions.  The following terms have the respective meanings
          -------------------
when utilized in this Agreement:

     (a)  "Salary" means, as of a given date, the Executive's current annual
           ------
base salary as provided for in Article II and "Bonus" means, as of a given date,
                                               -----
(1) any bonuses and incentive payments as provided in Article III that are due and payable to the Executive pursuant to the terms of such incentive payments and/or outstanding grants and (2) the Executive's portion (segregated or allocated share) of any bonuses and incentive payments that have been accrued by the Company or IMCO with respect to the plans or grants as provided for in
Article III.

     (b)  "Confidential Information" means all proprietary information of a
           ------------------------
special unique nature and value to IMCO, the IMCO Group, or the Company and all other information of any kind, nature, type, or description that is important, confidential or otherwise concerns any material matter affecting or relating to the business of IMCO, the IMCO Group, or the Company, whether or not developed, devised or otherwise created in whole or in part by the efforts of the Executive, including, without limiting the generality of the foregoing, information regarding and relating to rotary furnaces, sortation technologies, process flow technologies, strategic initiatives, technological summaries, trade secrets, improvements or know-how, concepts, ideas, discoveries, applications, inventions, patents, patentable information and data, software, source code, processes, products, services, plans, programs, systems, procedures, manuals, employment agreements, confidential reports, contracts, customers, sales, distribution, marketing, methods of operation, manufacturing, purchasing, suppliers, research and development, engineering, financing, buyouts, joint ventures, mergers, acquisitions, litigation and other legal matters, and accounting and other financial information that concerns IMCO, the IMCO Group, or the Company. When used or referred to in this Agreement, Confidential Information does not include any information that is now in, or hereafter comes into, the public domain through no act or omission of the Executive; any information that at the time of disclosure to the Executive by IMCO, the IMCO Group, or the Company is, or thereafter becomes, through no act or omission of the Executive, generally known in the industry in which IMCO, the IMCO Group, or the Company is or may be engaged as evidenced by general public knowledge in an integrated form; any information that is already known to the Executive from a source other than IMCO, the IMCO Group, or the Company as of the date of the disclosure as evidenced by the Executive's written documentation; or information of the nature contemplated by Section 7.2(d)(ii).

     (c)  "Cause" means (i) a willful failure or refusal by the Executive to
           -----
follow the reasonable instructions of the Board of Directors; (ii) a theft, embezzlement, or a willful commission by the Executive of any other acts that are dishonest and materially injurious to IMCO or the IMCO

Group; (iii) the commission by the Executive of a major criminal offense; (iv) an intentional wrongful disclosure of Confidential Information; (v) a gross neglect of the Executive's duties; or, (vi) a material breach or violation by the Executive of any or all of the covenants, warranties, agreements and obligations set forth in this Agreement or corporate policies; provided that the
                                                               --------
Company has first notified the Executive in writing of such action or omission by the Executive, specifying in reasonable detail the facts supporting such determination by the Company, and the Executive has not cured the particular action or omission complained of (provided that such particular action or omission is so capable of being cured) within a reasonable period of time following the date of the notice.

     (d)  "Total Disability" means any mental or physical illness, condition,
           ----------------
disability or incapacity that prevents the Executive from reasonably discharging his duties and responsibilities to the Company or as an executive officer of IMCO. The Board of Directors, in its sole discretion, will determine whether the Executive suffers from a Total Disability. If there is a disagreement or dispute between the Board of Directors and the Executive as to whether the Executive suffers from a Total Disability, the Executive must submit to a physical and/or mental examination by a physician licensed under the laws of the State of Texas, who will be selected by the Board of Directors, and such physician will make the determination whether the Executive suffers from a Total Disability. In the absence of fraud or bad faith, the determination of such physician will be final and binding on the Company, IMCO and the Executive. The entire cost of any such examination will be borne by the Company. Also, failure to comply with the Board of Directors' request to submit to a physical and/or mental examination shall prevent the Executive from challenging the Board of Directors' decision that the Executive suffers from a Total Disability.

     (e)  "Resigns for Good Reason" means an Executive resignation caused by and
           -----------------------
within ninety (90) days following the occurrence of any one of the following:
(i) an action is taken by the Company or IMCO which results in a material diminution in the position or status of the Executive with the Company or IMCO immediately prior to said action, except in connection with a termination of the Executive's employment as a result of the Executive's Total Disability or for Cause; (ii) an assignment of the Executive by the Company or IMCO to inappropriate duties; (iii) a transfer or proposed transfer of Executive for a consecutive period in excess of six months to a location outside the Dallas/Fort Worth, Texas metropolitan area, without the Executive's prior written consent;
(iv) the Company (A) reduces the annual base salary of the Executive, or (B) modifies in any respect the formula or method of calculation of the "target incentive award" for the Executive (as previously determined for the Executive for that particular fiscal year) which modification would result in such target incentive award amount being reduced, in either case without the Executive's prior written consent; (v) the failure of the Company or IMCO to obtain the express written assumption and agreement to timely perform the Company's obligations under this Agreement by any successor to the Company as required by
Article IX; (vi) a purported termination by the Company or IMCO of this Agreement other than in accordance with this Agreement or (vii) without limiting the generality or effect of the foregoing, the Company's or IMCO's failure to materially comply with any of its principal obligations hereunder, unless such failure is waived in writing by the Executive. Notwithstanding anything else to the contrary herein, the Executive may not Resign for Good Reason for the occurrences identified in this Section 5.1(e)(i), (ii), (iii), (iv), or (vii), unless the Company has failed to cure the violation after the Executive has given the Company written notice identifying the violation. The Company shall have five (5) days from receipt of the written notice to cure the violation or, if the violation requires a longer period to cure, the Company pursues a course of action that causes the default to be cured within a reasonable period of time. A determination by the Executive that he may Resign for Good Reason shall be conclusive if made in good faith.

     (f)  "Change in Control" means the occurrence of any of the following
           -----------------
events:

          (i) An acquisition of any voting securities of IMCO (the "Voting Securities") by any "person" (as the term person is used for purposes of
     Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of IMCO's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (A) IMCO or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by IMCO (for purposes of this definition, a "Subsidiary") (2) IMCO or its Subsidiaries, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

          (ii) The individuals who, as of date agreement is approved by the Board of Directors are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board of Directors; provided, however, that if the election, or nomination for election by IMCO's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (a solicitation by any Person for the purpose of opposing a solicitation by the Board of Directors with respect to the election or removal of directors at any annual or special meeting of stockholders of IMCO) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (iii)  Approval by the stockholders of IMCO of:

                 (1) A merger, consolidation or reorganization involving IMCO, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of IMCO where:

                     (A) the stockholders of IMCO, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty-five percent (55%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                     (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                     (C) no Person other than (i) IMCO, (ii) any Subsidiary,
          (iii) any employee benefit plan (or any trust forming a part thereof) maintained by IMCO, the Surviving Corporation, or any Subsidiary, or
          (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding Voting Securities), has Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                 (2) A complete liquidation or dissolution of IMCO; or

                 (3) An agreement for the sale or other disposition of all or substantially all of the assets of IMCO and its Subsidiaries (considered on a consolidated basis) to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by IMCO which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by IMCO, and after such share acquisition by IMCO, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur. For purposes of this Agreement, Change in Control shall also be deemed to include the earlier of the execution and delivery of a binding agreement to effect a Change in Control or the actual occurrence as set forth above which results in the Change in Control.

     (g)  "Term of this Agreement" shall mean the period commencing with the
           ----------------------
Effective Date and ending on the Termination Date.

     (h)  "Termination Date" means the earlier of September 1, 2002 (as such
           ----------------
date may be extended by any extensions hereof); or the date of the Executive's death; or the date designated in this Agreement after the Company or the Executive gives the required notice; or as otherwise provided in this Article V or in Article VI.

     5.2  Death of the Executive.  In the event the Executive dies during the
          ----------------------
Term of this Agreement, the Executive's employment with the Company will automatically terminate on the date of the Executive's death. Notwithstanding the provisions of Article I above, in the event the Executive dies during the Term of this Agreement, within ninety (90) days after the Termination Date, the Executive's estate, heirs, or beneficiaries, as the case may be, will receive an amount in cash payable in a lump sum equal to the sum of (a) the Executive's Salary and Bonus due and payable to the Executive on or before the Termination Date, (b) an amount equal to the product of (i) one-twelfth (1/12th) of Executive's Salary as in effect as of the Termination Date times (ii) the lesser of (A) the number of months remaining prior to the end of the Term of this Agreement, or (B) twelve (12) and (c) the value of all other outstanding obligations of the Company or IMCO to the Executive (e.g., deferred incentive payments or stock ownership rights) without regard as to whether they would otherwise be due and payable as of the Termination Date. The Executive's estate, heirs or beneficiaries, as the case may be, will also receive any benefits that are payable to them under the plans, policies and other provisions set forth in Article IV and Section 6.7.

     5.3  Employment Terminated by the Company.  Notwithstanding any other
          ------------------------------------
provision of this Agreement, the Company may only terminate the Executive's employment during the Term of this Agreement in accordance with the provisions set forth below:

     (a) The Company may terminate the Executive's employment for Cause only if the determination to terminate the Executive's employment for Cause is made by an affirmative vote of at least 75% of the entire Board of Directors (not including, for this purpose, the Executive). If the Board of Directors makes such a determination, the Company may then terminate the Executive's employment for Cause. The Termination Date will be that date which is five (5) days after the Company has notified the Executive of the Board of Director's decision to terminate the Executive's employment for Cause.

     (b) The Company may terminate the Executive's employment if he suffers from a Total Disability for a period of more than one hundred twenty (120) consecutive days during any twelve-month period. The Termination Date will be thirty (30) days after the Company has notified the Executive of the Board of Directors' decision to terminate the Executive due to a Total Disability.

     (c) The Company, in its sole discretion, may terminate the Executive's employment by giving him not less than thirty (30) days advance written notice of the termination. A termination by the Company under this Section 5.3(c) (i.e., for any reason other than those covered under Sections 5.3(a) and (b)) shall be referred to for all purposes as being "Terminated Without Cause."

     If the Executive's employment is terminated by the Company, the Company in the ordinary and normal course of its business is obligated to continue to pay to the Executive, the Executive's Salary and Bonus (less applicable withholding) that are due and payable to the Executive on or before the Termination Date.
Any unpaid amount of the Executive's Salary and Bonus will be due and payable as of the Termination Date. The Executive will also receive the benefits and all other amounts that he is entitled to receive pursuant to the provisions contained in Article IV, and any amounts that the Executive is entitled to receive pursuant to the provisions that apply to the Executive's situation in
Article VI.

     5.4  Resignation (i.e., Termination of Employment) by Executive.  If the
          ----------------------------------------------------------
Executive Resigns for Good Reason after a Change in Control, the Executive's employment with the Company will terminate twenty-one (21) days after the Executive has notified the Company of his resignation. If the Executive Resigns for Good Reason other than a situation involving a Change in Control, the Executive's employment with the Company will terminate forty five (45) days after the Executive has notified the Company of his resignation. If the Executive resigns his employment for any other reason (including retirement), the Executive's employment with the Company will terminate sixty (60) days after the Executive has notified the Company that he is terminating his employment.
If the Executive terminates his employment, the Company in the ordinary and normal course of its business is obligated to continue to pay to the Executive, the Executive's Salary and Bonus (less applicable withholding) due and payable to the Executive on or before the Termination Date. The Executive will also receive the benefits and all other amounts that he is entitled to receive pursuant to the provisions contained in Article IV and any amounts that the Executive is entitled to receive pursuant to the provisions that apply to the Executive's situation in Article VI.

     5.5  No Right to Set Off.  Except as specifically provided in Section 6.8,
          -------------------
the Company shall not be entitled to set off against the amount payable to the Executive any amounts earned by the Executive from other employment after the Termination Date or any amounts which might have been earned by the Executive in other employment had he sought such other employment. The amounts payable to the Executive under this Agreement shall not be treated as damages but as compensation to which the Executive is entitled by reason of termination of his employment in the circumstances contemplated by this Agreement

     5.6  Executive's Remedies.  The Executive's sole and exclusive remedy for
          --------------------
the termination of this Agreement prior to the end of the Term of this Agreement regardless of whether the termination is initiated by the Company or by the Executive, and regardless whether the termination is for Cause, will be the payment to the Executive of the amounts required to be paid in accordance with the provisions of the particular Section of this Article V under which such termination occurs. The Executive may enforce these rights to such payments by any cause of action against the Company or IMCO sounding in law or equity.

     5.7  Testimony and Participation Before or After Termination.  The
          -------------------------------------------------------
Executive agrees that both during and following the Term of this Agreement he will be available to testify and/or participate in any proceeding (governmental or otherwise) involving the Company, IMCO and/or the IMCO Group regarding any subject matter occurring prior to the Termination Date or of which he otherwise has actual knowledge; provided that the foregoing shall not require the
                      --------
Executive to provide testimony in any respect which testimony may, in Executive's good faith belief, self-incriminate the Executive. The Company agrees to reimburse the Executive for the reasonable costs he incurs in connection with his testimony or participation, including reasonable attorney fees, unless such proceeding is due to the intentional wrongdoing or willful neglect of the Executive or to actions taken by the Executive outside of the Executive's authority.

                                  ARTICLE VI
               ADDITIONAL COMPENSATION FOR CERTAIN TERMINATIONS
                         AND POST EMPLOYMENT SERVICES

     6.1  Purpose; General Summary; and Post Employment Activities.
          --------------------------------------------------------

     (a) The Company and the Executive agree that the success and value of IMCO's, the IMCO Group's and the Company's business depend largely on the favorable reputation and good will that have been created by superior managerial skills, market position, product technology, good customer relations, a stable work force and high employee morale. The Executive recognizes and expressly acknowledges that his services are unique and extraordinary and that he plays an integral and valuable role in sustaining and enhancing the progress, reputation and good will of IMCO, the IMCO Group and/or the Company.

     Executive acknowledges that as of the time this Agreement is entered into, the Company, IMCO and the IMCO Group are providing to the Executive, on an initial and ongoing basis, now and throughout the Term of this Agreement, Confidential Information and specialized training. The Company and the Executive also agree that access to IMCO's, the IMCO Group's and the Company's customers and Confidential Information and such specialized training is essential for the most efficient performance of the Executive's duties and obligations. The Executive acknowledges and expressly confirms that in the course of his employment by the Company and in furtherance of his duties and obligations as an executive officer of IMCO, the Executive has developed valuable customer relationships and has acquired (and will continue to acquire) valuable Confidential Information that would be useful to IMCO's, the IMCO Group's and/or the Company's competitors and, if disclosed to the Company's competitors, would unreasonably harm the business of IMCO, the IMCO Group and/or the Company.

     The Executive further acknowledges and specifically agrees he must at all times act in a manner that would augment the reputation and good will of IMCO, the IMCO Group and the Company and that it is in the best interest of the Company and the Executive for the parties to reach a mutual agreement under which the Executive's employment and post-employment activities are subject to certain restrictions as a means of securing and protecting the reputation, good will, Confidential Information and other valuable protectable interests of IMCO, the IMCO Group and/or the Company.

     (b) If the Executive resigns for any reason or the Executive's employment is terminated by the Company at any time during the Term of this Agreement, the Company and the Executive expressly agree that the Executive will be retained by the Company for a twenty-four month period following the termination of his employment to provide services in an advisory and consulting capacity and to prevent any other business competitive with IMCO, the IMCO Group or the Company from securing his services and utilizing his experience, background and expertise. During this period, the Executive shall receive, as additional compensation, the payments enumerated in this Article VI in exchange for the Executive's agreement to continue to actively promote, support, consult with and advise the Company during the said twenty-four month period. The Executive further agrees to abide by and be subject to the restrictions as set forth in
Article VII regardless of whether the Executive is entitled to any of the payments enumerated in this Article VI.

     (c) The Executive also acknowledges, agrees, and warrants for all purposes that the restrictions imposed on his employment and post employment activities contained in this Article VI and Article VII are reasonable and necessary for the protection of the good will, reputation, Confidential Information and other valuable protectable interests of IMCO, the IMCO Group and/or the Company and that the additional compensation the Executive will receive, enumerated in this
Article VI, is fair and reasonable.

     6.2  Termination Without Cause; Executive Resigns for Good Reason Involving
          ----------------------------------------------------------------------
a Change of Control; Executive Resigns After One Year After a Change in Control.
-------------------------------------------------------------------------------
If during the Term of this Agreement Executive is Terminated Without Cause before that date which is 90 days prior to a Change in Control, the Executive will receive an amount equal to 2.0 times the Executive's "Base Amount" (as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) (the "Base Amount"), calculated as of the Termination Date. If during the Term of this Agreement (i) the Executive is Terminated Without Cause on or after that date which is 90 days before a Change in Control, or (ii) the Executive Resigns for Good Reason during the period which begins on that date which is 90 days before a Change in Control and ends on that date which is the second anniversary date of such Change in Control, or (iii) the Executive's employment is terminated by the Company or by the Executive or notice of such termination is given for any reason (including by the voluntary resignation of the Executive) other than for Cause, or for death or Total Disability, within the 30-day period which begins upon the first anniversary date of a Change in Control, then in any of such events, the Executive shall be entitled to receive an amount equal to 2.99 times (x) the Executive's Base Amount calculated as of the Termination Date.

     The amounts described in this Section 6.2 shall be in addition to the Salary and Bonus due and payable on or before the Termination Date and all other payments and benefits the Executive is entitled to receive under this Agreement. Except in the situation where the Executive is Terminated Without Cause, the additional compensation will be paid in a lump sum on or before the Termination Date in accordance with the normal payroll procedures for a lump sum payment, as the same may be modified from time to time. If the Executive is Terminated Without Cause (whether prior to or after a Change in Control), the additional compensation will be paid in equal monthly installments over a twenty-three month period following the Termination Date as if the Executive's employment had continued hereunder payable in accordance with the normal payroll procedures, as the same may be modified from time to time.

     In addition:

     (a) For the lesser of (1) a period of eighteen (18) months subsequent to the Termination Date or (2) until the Executive obtains comparable coverage under a subsequent employer's benefit plan or plans, IMCO will pay all of the cost incurred by the Executive for his continued participation in IMCO's Benefits Plan provided that his continued participation is permitted under the general terms and provisions of the applicable plan, program and/or policy that is included in IMCO's Benefits Plan. In the event the Executive's participation in the Group Life and Accidental Death and Dismemberment Insurance Program for Senior Management, the applicable Group Long Term Disability Insurance Program, the major medical plan which includes hospital, physician, prescription drugs and dental benefits, or any such similar plan, program, or policy is not permitted the Company shall arrange to provide the Executive with benefits substantially similar to those which he is entitled to receive under such plans, programs, and policies. The benefits provided during the period of coverage under this Section 6.2(a) shall offset any period of coverage in which the Executive or his dependents may be entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985; and

     (b) The Company shall promptly (and in any event within five business days after a written request by the Executive therefor) either pay or reimburse the Executive for the reasonable costs and expenses of any executive outplacement firm selected by the Executive; provided, however, that the Company's liability hereunder shall be limited to the first $20,000 of such expenses incurred by the Executive. The Executive shall provide the Company with reasonable documentation of the incurrence of such outplacement costs and expenses.

     6.3  Resignation by Executive Not Involving a Change in Control.
          ----------------------------------------------------------

     (a) If the Executive Resigns for Good Reason during the Term of this Agreement (other than a resignation covered under Section 6.2 above), then, in addition to all Salary and Bonus due and payable on or before the Termination Date and all other payments and benefits the Executive is entitled to receive under this Agreement, the Executive will receive an amount equal to two and one-half times (2.5x) an amount equal to Executive's highest annual base salary in effect during the Term of this Agreement plus the average of the aggregate amounts of bonus paid or payable to the Executive during the three (3) completed fiscal years immediately preceding the Termination Date (or such lesser period that the Executive has been employed by the Company). This additional payment will be paid in equal monthly installments over a twenty-three month period following the Termination Date as if the Executive's employment had continued hereunder payable in accordance with the normal payroll procedures, as the same may be modified from time to time.

     (b) If the Executive resigns his employment during the Term of this Agreement in a situation other than when (i) the Executive Resigns for Good Reason, or (ii) the Executive's employment is terminated either by the Company or by the Executive in a situation covered by Section 6.2 above, then, in addition to all Salary and Bonus due and payable on or before the Termination Date and all other payments and benefits the Executive is entitled to receive under this Agreement, the Executive will receive as additional compensation an amount equal to one times (1x) the Executive's highest annual base salary in effect during the Term of this Agreement. This additional compensation payment will be paid in equal monthly installments over a twenty-three month period following the Termination Date as if the Executive's employment had continued hereunder payable in accordance with the normal payroll procedures, as the same may be modified from time to time.

     6.4  Termination for Cause.  If the Executive is terminated for Cause
          ---------------------
during the Term of this Agreement, then, in addition to all Salary and Bonus due and payable on or before the Termination Date and all other payments and benefits the Executive is entitled to receive under this Agreement, the Executive will receive an amount equal to one half (1/2) of one month's Salary for each month Executive has been employed during the Term of this Agreement, up to a maximum amount equal to Executive's annual base salary as of the Termination Date, if and only if the Board of Directors determines in good faith and in its sole discretion that the for Cause termination does not result from the Executive's commission of a major criminal offense. This additional compensation payment will be paid in equal installments over a twenty-three (23) month period following the Termination Date as if the Executive's employment had continued hereunder payable in accordance with the normal payroll procedures, as the same may be modified from time to time. If the reason for the termination for Cause is that the Executive committed a major criminal offense, the Executive shall only be entitled to such amount of Salary and Bonus not paid as of the Termination Date. It is expressly agreed that if there is a termination of the Executive's employment for Cause under the provisions of Section 5.3, the Executive will not be entitled to receive any additional amounts payable to the Executive under Sections 6.2 or 6.3.

     6.5  Termination due to Total Disability.  If Executive's employment is
          -----------------------------------
terminated due to Total Disability, then, in addition to all Salary and Bonus due and payable on or before the Termination Date and all other payments and benefits the Executive is entitled to receive under this Agreement, the Executive or to his legal guardian, as the case may be, will receive an amount equal to one-twelfth (1/12th) of Executive's Salary times the lesser of (a) the number of months remaining prior to the expiration of the Term of this Agreement or (b) twelve (12). This additional compensation payment will be paid in a lump sum amount within ninety (90) days after the Termination Date. It is expressly agreed that if there is a termination of the Executive's employment due to the Total Disability of the Executive under the provisions of Section 5.3, the Executive will not be entitled to receive any additional amounts payable to the Executive under Sections 6.2 or 6.3.

     6.6   No Additional Payments Upon Death. It is expressly agreed that if the
           ---------------------------------
Executive's employment with the Company is terminated by reason of the death of the Executive, the Executive will not be entitled to receive any additional amounts payable to the Executive under Sections 6.2 or 6.3.

     6.7   Protection and Retention.  IMCO shall award Executive a grant of
           ------------------------
shares of restricted common stock of IMCO in accordance with the terms of the Award Agreement evidencing such grant, a copy of which is attached hereto as Exhibit "A".

     6.8   Mitigation of Damages.  In the event the Executive is entitled to any
           ---------------------
additional amounts provided for under this Article VI, the Executive shall not be required to seek other employment in order to mitigate his damages hereunder, and no compensation the Executive earns after any such termination shall be considered to mitigate damages the Executive has incurred or to reduce any payment the Company is obligated to make to the Executive under this Agreement.

     6.9   Timing of Payment and Deductions.  Unless otherwise specifically
           --------------------------------
provided for in this Agreement, any payments payable to the Executive under this Agreement shall be paid on the Termination Date. The Company and IMCO shall have the right with respect to all payments made to the Executive under this Agreement to withhold therefrom (1) all taxes which may be required to be deducted or withheld under any provision of applicable law (including but not limited to state and federal income taxes, Federal Insurance Contributions Act payments and any other required tax deduction) and (2) all other required non-tax deductions.

     6.10  Gross Up Payments.
           -----------------

     (a) In the event that any payment or benefit (within the meaning of Section 280G of the Code), to the Executive or for his benefit paid or payable or distributed or distributable (at any time or from time to time) pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of IMCO or the Company or of a substantial portion of the IMCO Group's consolidated assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment or payments, as the case may be (referred to individually or collectively as a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes and the Excise Tax, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on his return), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     (b) An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by an accounting firm selected by the Company and reasonably acceptable to the Executive which is designated as one of the largest national accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within fifteen (15) days of the Date of Termination if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that he has substantial authority not to report any Excise Tax on his federal tax return with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Section 6.10(b) shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. The existence of the Dispute shall not in any way affect the Executive's right to receive the Gross-Up Payment in accordance with the Determination. Upon the final resolution of a Dispute, the Company shall promptly pay to the Executive any additional amount required by such resolution. If there is no Dispute, the Determination shall be binding, final and conclusive upon IMCO, the Company and the Executive.

     (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment hereunder of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive knows of such claim and shall inform the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company does not notify the Executive in writing that it desires to contest such claim prior to the expiration of such period, the Executive shall be paid within five (5) business days an amount equal to the Gross-Up Payment required to be paid as a result of the claim. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

         (i) give the Company any information reasonably requested by the Company relating to such claim,

         (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii) cooperate with the Company in good faith in order to effectively contest such claim,

          (iv) permit the Company to participate in any proceedings relating to such claim, provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 6.10(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6.10(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 6.10(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6.10(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                                  ARTICLE VII
                       CERTAIN RESTRICTIONS ON EXECUTIVE

     7.1  General.  In consideration of the Company entering into this contract
          -------
for employment, the Company furnishing the Executive, now and throughout the Term of this Agreement, Confidential Information and specialized training on an initial and ongoing basis, and the covenants and obligations of the Company contained in this Agreement, including the covenants and obligations regarding the additional compensation set forth in Article VI, the Executive hereby covenants, warrants and agrees to abide by and be subject to the restrictions and agreements as set forth below in this Article VII.

     7.2  Non-Disclosure of Confidential Information.  The Executive hereby
          ------------------------------------------
covenants, warrants and specifically agrees as follows:

     (a) All of the Confidential Information is a valuable asset and is, will be, and shall at all times remain the sole and exclusive property of IMCO, the IMCO Group or, if applicable, the sole and exclusive property of the Company.

     (b) But for the Executive's employment by the Company, the Executive would not come into possession of, have knowledge of, or contribute to the Confidential Information.

     (c) All Confidential Information disclosed to the Executive or made known to the Executive (regardless of when or how disclosed or made known) as a result of his employment by the Company, whether or not with the knowledge and permission of IMCO, the IMCO Group, or the Company, will be held strictly confidential and only utilized during the course of his employment at the Company. The Executive shall hold the said Confidential Information in a fiduciary capacity for the benefit of IMCO, the IMCO Group, and/or the Company and will not use the Confidential Information in any way detrimental to IMCO, the IMCO Group, or the Company.

     (d) (i) The Executive will not at any time during or after the Term of this Agreement, in any fashion, form or manner, either directly or indirectly, publish, reveal, divulge, disclose, disseminate, use (or communicate to any individual, firm, partnership, corporation, association, enterprise, organization, or other entity, person or business) any Confidential Information, or otherwise make it possible for any individual, firm, partnership, corporation, association, enterprise, organization, or other entity, person or business to have access to any Confidential Information, except (1) with the express permission of IMCO and/or the Company, (2) in performance of Executive's duties and obligations to the Company and/or IMCO, or (3) as otherwise required to be disclosed by law, judicial or administrative process. If the Executive becomes legally compelled, as concluded by the written opinion of counsel, (by oral questions, interrogatories, request for information, or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Executive will provide the Company with prompt written notice so that the Company and/or IMCO may seek a protective order or other appropriate remedy. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, the Executive is, nonetheless, in the opinion of his counsel, compelled to disclose any Confidential Information or else stand liable for contempt or suffer other censure or penalty, such information which is legally required to be disclosed may be disclosed but the Executive will exercise his best efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information so disclosed.

          (ii) Notwithstanding any provision contained in this Agreement to the contrary, it is expressly understood, agreed and acknowledged by all parties hereto that an integral part of Executive's job description and his duties and obligations to the Company and IMCO is furnishing to financial analysts, investors, bankers and investment bankers certain information of or concerning the Company, IMCO and the IMCO Group, both in the ordinary course of business, in increasing shareholder value, and in special circumstances. Any such disclosure by the Executive of any such information which, as a result of the breadth of the definition of "Confidential Information" contained in this Agreement, might otherwise violate this covenant, and whether disclosed in the ordinary course of business or otherwise (including the furnishing or disclosure of any such information in connection with increasing shareholder value or any special activities or projects authorized by the Board of Directors), shall not be deemed to be a breach or violation by Executive of this Section 7.2, but rather shall be deemed disclosed in connection with and consistent with the Executive's performance of his duties and obligations to the Company and/or IMCO.

     (e) Upon termination of the Executive's employment with the Company for Cause or Without Cause or upon the request of the Company at any time, the Executive will promptly return to the Company, and shall retain no copies of, all Confidential Information prepared by the Executive or coming into the Executive's possession.

     (f) IMCO, the IMCO Group and the Company derive a competitive advantage in the marketplace by maintaining the Confidential Information and knowledge thereof as secret and unavailable to the Company's, IMCO's and the IMCO Group's competitors and the general public.

     7.3  Non-Competition.  The Executive acknowledges that at the time this
          ---------------
Agreement is entered into, the Company, IMCO and the IMCO Group are furnishing the Executive, now and throughout the Term of this Agreement, Confidential Information and specialized training on an initial and ongoing basis, and that in consideration thereof, in addition to the other consideration and benefits being provided to Executive as recited herein, the Executive covenants and specifically agrees with the Company as follows:

     (a) The Executive, without the prior written consent of the Company, will not at any time, during the Term of this Agreement and for a period of two (2) years thereafter (or for such lesser period should the Company so determine), directly or indirectly: (i) compete with IMCO, the IMCO Group or the Company in any manner within the United States, Germany, Wales, or within any other country, territory or possession where IMCO, the IMCO Group, or the Company operate

(collectively the aforementioned geographic areas are hereinafter referred to as the "Territory"); (ii) be employed by or serve as an employee, agent, officer, representative, director of, or as a consultant to any individual, firm, partnership, corporation, association, enterprise, organization, or other entity, person or business (other than for IMCO, the IMCO Group or the Company) that competes with IMCO, the IMCO Group or the Company in any manner within the Territory; (iii) solicit, attempt to solicit, provide goods or services to, or attempt to provide goods or services to, any of the customers or business contacts of IMCO, the IMCO Group or the Company that exist during the Term of this Agreement; or (iv) acquire or own in any manner any interest in, or loan any amount to, any individual, firm, partnership, corporation, association, enterprise, organization, or other entity, person, or business that competes with IMCO, the IMCO Group or the Company in any manner within the Territory, except the Executive may own up to two percent (2%) of any class of issued and outstanding securities of a competitive corporation whose shares are regularly traded on a national securities exchange or on the over-the-counter market.

     (b) The Executive, without the prior written consent of the Company, will not at any time, during the Term of this Agreement and for a period of two (2) years thereafter, directly or indirectly, for himself or for any other individual, firm, partnership, corporation, association, enterprise, organization, or other entity, person, or business, solicit, or in any manner attempt to influence or induce any employee of IMCO, the IMCO Group or the Company to leave the employment of IMCO, the IMCO Group or the Company as the case may be.

     7.4  Reasonableness, Revival and Reliance.
          ------------------------------------

     (a) The provisions contained in Sections 7.2 and 7.3 are the result of specific negotiations between the Executive and the Company, and the Executive hereby specifically agrees that the provisions are reasonable under the circumstances. The Executive further agrees that if, despite the express agreement of the parties to this Agreement, a court should hold any portion of Sections 7.2 or 7.3 unenforceable for any reason, the maximum restrictions that are reasonable under the circumstances, as determined by the court, will be substituted for the restrictions held unenforceable. The Executive also expressly agrees that in the event a court of any jurisdiction within the Territory (other than a court with jurisdiction in the State of Texas) holds the covenants and agreements contained in Sections 7.2 and/or 7.3 wholly unenforceable by reason of the breadth of their scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief in the courts of any other jurisdiction within the Territory, as to breaches of such covenants and agreements in such other respective jurisdictions, the covenants and Agreements in Sections 7.2 and 7.3 as they relate to each jurisdiction within the Territory being, for this purpose, severable into diverse and independent covenants and agreements.

     (b) The Executive's covenants, warranties and agreements set forth herein shall be revived continuously throughout the Executive's employment by the Company.

     (c) The Company is materially relying upon each of the Executive=s representations, covenants, warranties and agreements in entering into this Agreement and as a condition for paying the additional compensation under
Article VI.

     7.5  Injunctions.  Without intending to limit the remedies available to the
          -----------
Company, IMCO, or the IMCO Group, the Executive expressly recognizes and acknowledges that a breach or violation by the Executive of any of the covenants, warranties, agreements, or other provisions contained in this Article VII will cause material irreparable injury to the Company, IMCO and/or the IMCO Group for which there is not an adequate remedy at law, that it may not be possible to measure damages for such injuries precisely, and that in the event of such a breach or violation or the threat thereof, the Company, IMCO, and/or the IMCO Group will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive and/or his affiliates, employees, associates, partners, or agents, either directly or indirectly, from engaging in activities prohibited by this Article VII and/or such other relief as may be required to specifically enforce any of the covenants, warranties, agreements, or other provisions in this Article VII.
Such right to a temporary restraining order and/or injunction will be cumulative and in addition to whatever other rights or remedies the Company, IMCO and/or the IMCO Group may possess, at law or in equity. Nothing contained in this Agreement will be construed to prevent the Company, IMCO, and/or the IMCO Group from seeking and recovering for the damages suffered by any of them or any of their employees as a result of any breach or violation by the Executive and/or his affiliates, employees, associates, partners, or agents of the Executive's covenants, warranties, agreements, or other provisions contained in this Agreement. The Executive by execution of this Agreement agrees to submit to the jurisdiction of the federal and state courts of the State of Texas.

                                 ARTICLE VIII
                                INDEMNIFICATION

     During the Term of this Agreement, to the fullest extent permitted by applicable law in effect on the Effective Date of this Agreement and to such greater extent as applicable law may hereafter from time to time permit, the Company shall advance and be responsible for all Expenses (as that term is defined below) and the Company specifically agrees to and shall defend, indemnify and hold harmless the Executive and his respective employees, attorneys, agents, advisors (including, without limitation, attorneys, accountants, consultants and financial advisors), successors and assigns, from and against any and all claims, losses, damages, causes of action, demands, penalties, fines, costs, expenses, suits and other liability of every kind (including, without limitation all expenses of litigation, court costs, judgments and interest thereon, and attorney fees) arising out of or resulting from all acts or decisions made by the Executive while performing his duties and obligations in accordance with the provisions of this Agreement excepting herein any claims, losses, damages, causes of action, demands, penalties, fines, costs, expenses, suits or other liability of every kind that results from the willful negligence or misconduct of the Executive. The Company will choose the legal counsel to defend the Executive and will pay all attorney fees and other expenses and costs associated with such litigation. In the event that counsel of the Company's choice must be disqualified from representing the Company and the Executive together, then the Executive has the right to select his own counsel, whose reasonable fees will be paid by the Company. All agreements and obligations of the Company contained herein shall continue for so long as the Executive shall be, or could become, subject to any possible claim or legal proceeding in respect of which the Executive is granted rights of indemnification or advancement of Expenses hereunder. "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating claims or legal proceedings.

                                  ARTICLE IX
                             SUCCESSOR TO COMPANY

     The Company and IMCO agree to require any successor, whether direct or indirect, whether by purchase, merger, consolidation or otherwise, who succeeds to all or most of the business or properties and assets of IMCO to execute and deliver to the Executive a written instrument in form and in substance reasonably satisfactory to the Executive and his legal counsel pursuant to which the successor agrees to assume and to timely perform or to cause to be timely performed all of the Company's and IMCO's covenants, and agreements set forth in this Agreement (a "Successor Agreement"). The failure of the Company or IMCO to cause any successor to execute and deliver a Successor Agreement to the Executive (a) will constitute a breach of the provisions of this Agreement by the Company and IMCO, and (b) the Executive, at his sole option, may resign and thereby terminate his employment by the Company. If the Executive resigns due to the failure of any successor to execute and deliver a Successor Agreement, the termination of the Executive's employment will be treated (for all purposes) as a termination where the Executive Resigns for Good Reason after a Change in Control. As used herein, the terms "the Company" and "IMCO" shall include any successor to their respective businesses and/or assets as aforesaid which executes and delivers the Successor Agreement as contemplated by this Article IX or which otherwise becomes bound by the terms and provisions hereof by operation of law.

                                   ARTICLE X
                                  ARBITRATION

     Except as noted below, any dispute arising out of this Agreement or the performance of its provisions shall be settled by binding arbitration in Dallas County, Texas in accordance with the rules of the American Arbitration Association then in effect, and judgment may be entered upon the award by any court having jurisdiction over the matter. The Company and the Executive expressly agree that this Article X does not apply to any disputes that touch or concern the provisions set forth in Section 5.7, Section 11.1, or Article VII including any action taken by the Company, IMCO and/or the IMCO Group to specifically enforce the provisions set forth in Article VII. Disputes related to matters so excepted shall, in the absence of further agreement between the parties, be resolved in a court of competent jurisdiction located in Dallas County, Texas.

                                  ARTICLE XI
                                 MISCELLANEOUS

     11.1  Further Assurances.  The Executive agrees and assures the Company
           ------------------
that he will do all such further acts and things (and execute, acknowledge and deliver all such further documents and instruments) that have not been specifically recited in this Agreement that may be useful or necessary to carry out the covenants, warranties, agreements and other provisions contained in this Agreement.

     11.2  Notices.  All notices, requests, demands, replies, or other
           -------
communications (hereinafter severally and collectively called "notice") called for or permitted to be given, made or accepted by either party must be in writing, and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, postage prepaid and certified or registered and addressed to the party (or their respective heir, successor, legal representative, or assign) to be notified, with return receipt requested, or by a confirmed facsimile , when appropriate, addressed to the party to be notified. Notice given in any other manner shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as herein provided, be as follows:

     If the Company:          IMCO Management Partnership, L.P.
                              5215 North O' Connor Blvd, Suite 1500
                              Irving, Texas 75039
                              Attention:  Chairman of the Compensation
                                          Committee

     If to IMCO:              IMCO Recycling Inc.
                              5215 North O' Connor Blvd, Suite 1500
                              Irving, Texas 75039
                              Attention:  Chairman of the Compensation
                                          Committee

     If to the Executive:     Don V. Ingram
                              4904 Briarwood Place
                              Dallas, Texas 75209

     The parties hereto and their respective heirs, successors, legal representatives, and assigns shall have the right from time to time and at any time to change their respective addresses and each shall have the right to specify as its address any other address by at least fifteen (15) days' written notice to the other party given in the manner provided herein.

     11.3  Governing Law and Venue.  THE PARTIES HERETO ACKNOWLEDGE AND
           -----------------------
EXPRESSLY AGREE THAT THIS AGREEMENT AND PERFORMANCE HEREUNDER, ALL

SUITS AND SPECIAL PROCEEDINGS HEREUNDER, AND ALL OTHER INSTRUMENTS EXECUTED WITH IT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, THE STATE IN WHICH THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY ARE LOCATED, WITHOUT REGARD TO CONFLICT OF LAW RULES THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT ONLY TO THE EXTENT THAT IT IS MANDATORY THAT THE LAW OF SOME OTHER JURISDICTION MUST APPLY. THE PARTIES EXPLICITLY AGREE THAT VENUE FOR ANY ACTION BROUGHT WITH RESPECT HERETO WILL BE IN DALLAS COUNTY, TEXAS.

     11.4  Entire Agreement.  This Agreement constitutes the entire
           ----------------
understanding between the parties with respect to the subject matter hereof, superseding and merging into this Agreement (whether written or oral) all prior discussions, negotiations, representations, promises, statements, contracts or agreements between the parties.

     11.5  Amendment, Waiver, or Modifications.  NO WAIVERS, VARIATIONS,
           -----------------------------------
MODIFICATIONS, CHANGES OR AMENDMENTS HEREIN OR HEREOF SHALL BE BINDING UPON ANY PARTY HERETO UNLESS IN WRITING AND DULY EXECUTED BY THE PARTY TO BE CHARGED THEREWITH, AND NO EVIDENCE OF WAIVER OR ANY MODIFICATION SHALL BE OFFERED OR RECEIVED IN EVIDENCE IN ANY PROCEEDING, ARBITRATION OR LITIGATION BETWEEN THE PARTIES HERETO ARISING OUT OF OR EFFECTING THIS AGREEMENT, OR THE RIGHTS OR OBLIGATIONS OF ANY PARTY HEREUNDER, UNLESS SUCH WAIVER, VARIATION, MODIFICATION, CHANGE OR AMENDMENT IS IN WRITING, DULY EXECUTED AS AFORESAID.

     11.6  Successors and Assigns.  Subject in all respects to the limitations
           ----------------------
on transferability by the Executive contained in this Section 11.6, this Agreement and the promises, conditions, terms, covenants, representations, warranties, rights, obligations, indemnities, agreements, and other provisions herein contained shall extend to and be binding upon, and inure to the benefit of, the heirs, administrators, personal representatives, successors and assigns of each of the parties hereto. The Executive acknowledges that this Agreement is a personal services contract and that he may not assign this Agreement or any of the rights and obligations contained herein without the prior written consent of the Company. Any assignment made by the Executive without such written consent of the Company shall be void.

     11.7  References, Headings, and Captions.  All references to "Article(s),"
           ----------------------------------
and "Section(s)" contained herein are, unless specifically indicated otherwise, references to Articles and Sections of this Agreement. The captions, Article and Section headings in this Agreement are inserted for convenience only; are in no way intended to define or limit the scope, extent or intent of this Agreement or any of the provisions hereof; and shall not affect the meaning, interpretation or construction of any provision of this Agreement.

     11.8   Number, Gender and Deletions.  Unless the context otherwise clearly
            ----------------------------
indicates, the singular shall include the plural whenever and as often as may be appropriate and the neuter, masculine and feminine genders shall include each other. If any language is stricken or deleted from this Agreement, such language shall be deemed never to have appeared herein and no other implication shall be drawn therefrom.

     11.9   Deemed Jointly Drafted.  This Agreement is deemed to be jointly
            ----------------------
drafted by the parties for all purposes and the rules of construction that a document is to be construed most strictly against the party who prepared the same will not be applied. Each party hereto acknowledges that they have read and understand all parts of this Agreement, have had the opportunity to have the benefit of counsel of the party's choice and an opportunity for the independent advice of their chosen counsel with regard to the preparation and execution of this Agreement.

     11.10  Third Parties.  Except for IMCO and the IMCO Group, nothing in this
            -------------
Agreement is intended or should be construed to create any right on behalf of anyone not a party.

     11.11  Survival of Obligations.  The covenants, agreements, indemnities,
            -----------------------
warranties, rights and obligations of the Company, IMCO and the IMCO Group under this Agreement, and the covenants, agreements, indemnities, warranties, rights and obligations of the Executive under this Agreement shall survive the termination of this Agreement for any reason including, but not limited to, the termination of the Executive's employment with the Company regardless of whether the Executive's employment is terminated, voluntarily or involuntarily, by the Company or the Executive, for Cause or Without Cause or the Executive Resigns for Good Reason. All covenants, agreements, indemnities, warranties, rights and obligations contained herein shall continue for so long as necessary in order for the Company, IMCO and/or the Executive to enforce their rights hereunder.

     11.12  Severability.  If any agreement, warranty, covenant, condition,
            ------------
term, or other provision of this Agreement is found to be illegal by a final judgment of a court having jurisdiction, or if the application thereof to any party or in any circumstance shall to any extent be judicially determined to be invalid or unenforceable, (a) the remainder of this Agreement, or the application of such agreement, warranty, covenant, condition, term, or other provision to persons or in circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each agreement, warranty, covenant, condition, term, and other provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law, and (b) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision that comes closest to expressing the intention of such illegal, invalid, or unenforceable provision as may be legal, valid, and enforceable.

     11.13  Attorney Fees.  In the event that any litigation arises (including a
            -------------
dispute that will be settled through arbitration pursuant to Article X) between or among the parties, based, in whole or in part, on this Agreement or any or all of the provisions contained herein, the Company and/or IMCO will reimburse Executive for all legal fees incurred in enforcing or contesting the Agreement.

     11.14  Counterparts.  This Agreement may also be executed in one or more
            ------------
counterparts, each of which, for all purposes, shall be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

     11.15  Joint and Several Liability.  Each of the obligations imposed in
            ---------------------------
this Agreement on the Company and/or IMCO are joint and several.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

IMCO MANAGEMENT PARTNERSHIP, L.P.                 EXECUTIVE

By:  IMCO Recycling Inc., its General Partner


By:    /s/ Paul V. Dufour                         By: /s/ Don V. Ingram
       --------------------------                 ----------------------------
Title: EXECUTIVE VICE PRESIDENT                   Don V. Ingram
       --------------------------

IMCO RECYCLING INC.


By:    /s/ Paul V. Dufour
       --------------------------
Title: EXECUTIVE VICE PRESIDENT
       --------------------------

                                                                       EXHIBIT A
                              IMCO RECYCLING INC.

                               RESTRICTED STOCK
                                AWARD AGREEMENT


     This RESTRICTED STOCK AWARD AGREEMENT (the "Agreement") is entered into effective as of the Date of Grant by and between Don V. Ingram (the "Executive") and IMCO Recycling Inc., a Delaware corporation ("IMCO").

                               WITNESSETH THAT:
                               ---------------

     WHEREAS, IMCO Management Partnership L.P. (the "Company"), IMCO and the Executive are parties to that certain Employment Agreement dated effective as of September 1, 2000 (the "Employment Agreement") whereby IMCO agreed, subject to and in accordance with the terms hereof, that IMCO would grant an award to the Executive of shares of restricted common stock of IMCO ("Restricted Stock"), with respect to which the restrictions on ownership and disposition would lapse upon, among other events and occurrences, the second anniversary of the date of the occurrence of a "Change in Control" (as that term is defined in the Employment Agreement);

     NOW, THEREFORE, IT IS AGREED, by and between IMCO and the Executive, as follows:

     1.  Terms of Award. The following terms used in this Agreement shall have
         --------------
the meanings set forth in this paragraph 1:

     The "Date of Grant" is __________, 2000.

     The number of shares of "Restricted Stock" awarded under this Agreement is _______ shares.

     The "Restriction Period" is the period commencing the Date of Grant and ending on that day which is the second anniversary date of the date of the Change in Control, provided that the Executive has not sooner experienced a Termination of Service (as defined below) prior to such date.

     "Termination of Service" shall be deemed to occur on the Termination Date.

                                                                       EXHIBIT A

Other capitalized terms appearing in this Agreement which are not otherwise defined in this Agreement shall have the respective terms assigned to them as set forth in the Employment Agreement.

     2.  Award. The Executive is hereby granted by IMCO the number of shares of
         -----
Restricted Stock set forth in paragraph 1 (the "Award"). Such grant of shares of Restricted Stock shall only be made from shares of authorized and issued shares of IMCO common stock held in IMCO's treasury, and not from authorized and unissued shares. It is hereby understood and agreed that in the event of a Change in Control, all of the Executive's previously unexercised and outstanding stock options granted to him by IMCO prior to the Date of Grant (as more particularly described on Appendix A which is attached hereto and made a part hereof) shall thereupon terminate and be cancelled and rendered null and void and of no further effect.

     3.  Dividends and Voting Rights. Until the date of the Change in Control,
         --------------------------
the Executive shall not be entitled to receive any dividends with respect to shares of Restricted Stock that become payable during the Restriction Period and no dividends shall accrue with respect thereto; provided, however, that dividends shall be payable to or for the benefit of the Executive with respect to record dates for such dividends occurring after the date of the Change in Control and prior to the date (if any) on which the Executive has forfeited the Restricted Stock. The Executive shall be entitled to vote the shares of Restricted Stock during the Restriction Period to the same extent as would have been applicable to the Executive if the Executive was then vested in the shares; provided, however, that the Executive shall not be entitled to vote the shares with respect to record dates occurring prior to the Date of Grant, or with respect to record dates occurring on or after the date (if any) on which the Executive has forfeited the Restricted Stock.

     4.  Deposit of Shares of Restricted Stock. Each certificate issued in
         -------------------------------------
respect of shares of Restricted Stock granted under this Agreement shall be registered in the name of the Executive but shall remain in the custody of IMCO or the Company until all restrictions on such Restricted Stock have lapsed and the Restriction Period for such shares of Restricted Stock has expired.

     5.  Transfer and Forfeiture of Shares. Subject to the terms hereof, shares
         ---------------------------------
of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the expiration of the Restriction Period. Except as otherwise expressly provided in paragraph 6, if the Termination of Service occurs

                                                                       EXHIBIT A

prior to the end of the Restriction Period, the Executive shall forfeit the shares of Restricted Stock effective as of the Termination of Service.

     6.  Vesting. If there has not been a Termination of Service during the
         -------
Restriction Period, then upon the expiration of the Restriction Period, the Executive shall become 100% vested in the shares of Restricted Stock awarded hereunder, and shall own those shares free of all restrictions otherwise imposed by this Agreement. In addition, the Executive shall also become fully vested in all of the shares of Restricted Stock awarded hereunder prior to the end of the Restriction Period, and become owner of such shares free of all restrictions otherwise imposed by this Agreement, as follows:

         (a) The Executive shall become fully vested in all of the shares of Restricted Stock awarded hereunder as of the date of the Executive's Termination of Service, if such Termination of Service occurs on or after that date which is 90 days prior to the date of the Change in Control by reason of the Executive's death, Total Disability or retirement in accordance with Company policies concerning executive retirement as in effect on September 1, 2000; or

         (b) The Executive shall become fully vested in all of the shares of Restricted Stock awarded hereunder as of the date of the Termination of Service, if the Executive is Terminated Without Cause or the Executive Resigns for Good Reason at any time on or after that date which is 90 days prior to the Change in Control; or

         (c) The Executive shall become fully vested in all of the shares of Restricted Stock awarded hereunder upon the occurrence of a Change in Control and the obligations of IMCO under this Agreement with respect to the Award are not fully assumed or replaced by equivalent substitute award(s), as more fully described in paragraph 7 below; or

         (d) If in connection with a Change of Control the obligations of IMCO under this Agreement with respect to the Award are assumed or equivalent substitute award(s) are granted in lieu thereof, but a subsequent Change in Control occurs before the expiration of the Restriction Period, then effective upon such subsequent Change in Control, the Executive shall become fully vested in all of the shares of Restricted Stock awarded hereunder, as more fully described in paragraph 7 below.

                                                                       EXHIBIT A

     7.  Assumption Following Change in Control. If there occurs a Change in
         ---------------------------------------
Control under which the obligations of IMCO with respect to the outstanding Award under this Agreement are not assumed, or such Award is not replaced by equivalent substitute award(s) by IMCO or IMCO's Successor (as defined below), then the Restriction Period applicable to all shares of Restricted Stock granted under this Agreement shall thereupon automatically terminate, and IMCO or the Company shall provide reasonable prior written notice to the Executive of the date such Restriction Period will so expire.

     In the event of any Change in Control prior to the expiration of the Restriction Period, but subsequent to the date of a previous Change in Control with respect to which the obligations of IMCO regarding the outstanding Award under this Agreement were fully assumed by IMCO or IMCO's Successor or such Award was replaced by equivalent substitute award(s), then, notwithstanding any provision to the contrary contained in this Agreement, the Restriction Period applicable to all shares of Restricted Stock granted under this Agreement shall thereupon automatically terminate, and the Company and IMCO or IMCO's Successor shall provide reasonable prior written notice to the Executive of the date such Restriction Period will so expire.

     As used herein, the term "IMCO" shall mean IMCO as hereinbefore defined, and "IMCO's Successor" shall mean any successor to IMCO's business or assets as aforesaid which executes and delivers an agreement to assume IMCO's obligations under this Agreement or which otherwise becomes bound by all of the terms and provisions hereof by operation of law.

     8.  Heirs and Successors. This Agreement shall be binding upon, and inure
         --------------------
to the benefit of, IMCO and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of IMCO's assets and business. Any benefits distributable to the Executive under this Agreement that are not distributed at the time of the Executive's death shall be distributed at the time and in the form determined in accordance with the provisions of this Agreement and the Employment Agreement to the beneficiary designated by the Executive in writing filed with the Company or IMCO in such form and at such time as the Company or IMCO shall require. If a deceased Executive has failed to designate a beneficiary, or if the designated beneficiary of the deceased Executive dies before the Executive or before complete distribution of benefits due under this Agreement, the amounts to be distributed under this Agreement shall be

                                                                       EXHIBIT A

distributed to the legal representative or representatives of the estate of the last to die of the Executive and the beneficiary.

     9.  Administration. The authority to manage and control the administration
         --------------
of this Agreement shall be vested in the Compensation Committee of the Board of Directors.

     10. Amendment. This Agreement may be amended only by written agreement of
         ---------
the Executive and IMCO, without the consent of any other person.

     11. Adjustments. Except as otherwise expressly provided in this Agreement,
         -----------
the issuance by IMCO (or IMCO's Successor) of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights, options, or warrants to subscribe therefor, or upon conversion of shares or obligations of IMCO or IMCO's Successor convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of outstanding shares of Restricted Stock.

     12. Recapitalization, Merger and Consolidation; Change in Control.
         -------------------------------------------------------------

         (a) The existence of this Agreement and the Award granted hereunder shall not affect in any way the right or power of IMCO or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in IMCO's capital structure and its business, or any merger or consolidation of IMCO, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of IMCO or, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) Subject to any required action by the stockholders (and except as otherwise provided in sub-paragraph (c) below), if IMCO shall be the
                           -----------------
     surviving or resulting corporation in any merger, consolidation or share exchange, the Award granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Award would have been entitled.

                                                                       EXHIBIT A

         (c) In the event of any merger, consolidation or share exchange pursuant to which IMCO is not the surviving or resulting corporation, (or IMCO is the surviving entity but the Common Stock of IMCO is exchanged for cash, property, securities or other consideration of or from any other entity) there shall be substituted for each share of Common Stock subject to this Award, (i) that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated entity which were distributed or distributable to the stockholders of IMCO in respect of each share of Common Stock held by them, or (ii) such number of shares of stock, or other securities, or such amount of cash, property or assets (or any combination thereof) as proportionate in value as reasonably practicable to the consideration distributed or distributable to the stockholders of IMCO with respect to each share of Common Stock held by them.

         (d) In case IMCO shall, at any time while this Award is outstanding and the Restriction Period remains unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then the Executive shall be thereafter entitled to receive, in lieu of each share of Common Stock which the Executive would have been entitled to receive under the Award, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of IMCO.

     13. Investment Intent. IMCO may require that there be presented to and
         -----------------
filed with it such evidence as it may deem necessary to establish that the shares of Common Stock to be transferred to the Executive are being acquired for investment purposes only and not with a view to their resale or distribution.

     14. No Right to Continued Employment. This Agreement shall not confer upon
         --------------------------------
the Executive any right with respect to continuance of employment by the Company or any other company in the IMCO Group (as that term is defined in the Employment Agreement).

     15. Compliance With Other Laws and Regulations. The grant of the Award and
         ------------------------------------------
the obligation of IMCO to deliver shares of Common Stock hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. In

                                                                       EXHIBIT A

the event it is determined that any such grant, issuance or delivery for any reason violates any law, rule or regulation, then the Award shall thereupon automatically convert to a phantom restricted stock award or other similar equivalent award, having a value substantially equivalent to the value of the Award, and payable in cash instead of Common Stock. Such award will be exercisable at any time the Executive may elect on or after the date such award becomes fully vested in accordance with the vesting terms applicable to the Award granted hereunder (but at any rate not more than three years after full vesting occurs.)

     16. Tax Requirements. IMCO or the Company shall have the right to deduct
         ----------------
any Federal, state, or local taxes required by law to be withheld with respect to the Award hereunder. The Executive receiving shares of Common Stock issued under this Agreement shall be required to pay IMCO or the Company the amount of any taxes which IMCO or the Company is required to withhold with respect to such shares of Common Stock.

     17. Legend. Each certificate representing shares of Restricted Stock issued
         ------
to the Executive shall bear the following legend, or a similar legend deemed by IMCO to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered by the Executive upon demand by IMCO and so endorsed):

         On the face of the certificate:

         "Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate."

         On the reverse:

         "The shares of stock evidenced by this certificate are subject to and transferable only in accordance with the terms of the IMCO Recycling Inc. Restricted Stock Award Agreement dated October 12, 2000, a copy of which is on file at the principal executive offices of IMCO Recycling Inc. in Irving, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Agreement."

                                                                       EXHIBIT A

     The following legend shall be inserted on each certificate evidencing Common Stock issued hereunder if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

          "Shares of stock represented by this certificate have been acquired by the holder for investment purposes only and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to IMCO Recycling Inc. of compliance with such laws, as to which IMCO Recycling Inc. may rely upon an opinion of counsel satisfactory to IMCO Recycling Inc."

     IN WITNESS WHEREOF, the Executive has executed this Agreement, and IMCO has caused this Agreement to be executed in its name and on its behalf, all effective as of the Date of Grant.


                                        EXECUTIVE


                                        ------------------------------
                                        Don V. Ingram


                                        IMCO RECYCLING INC.


                                        By:______________________________
                                        Name: ___________________________
                                        Its: ____________________________